Exhibit 10.8

EVOLENT HEALTH HOLDINGS, INC.

NON-QUALIFIED STOCK OPTION AGREEMENT

Evolent Health Holdings, Inc. (the “Company”), hereby grants the following Non-Qualified Stock Option (the “Option”) pursuant to its 2011 Equity Incentive Plan (the “Plan”).

Name of Optionee (the “Optionee”):	[ ]

Grant Date of Option (the “Grant Date”):	[ ]

Number of shares of Common Stock subject to this Option (“Option Shares”):	[ ]

Option exercise price per share:	$[ ] per share (the “Option Exercise Price”)

Vesting Schedule:	The Option Shares shall vest and become exercisable as follows: (i) 25% of the Option Shares on (the “Initial Vesting Date”), and thereafter (ii) on each anniversary of the Initial Vesting Date (each such date, a “Vesting Date”), through the third anniversary thereof, subject to the further terms of this Option.

Option Term:	10 years from the Grant Date, subject to earlier termination by the Board.

EVOLENT HEALTH HOLDINGS, INC.
Name of Optionee (Print)

By:
Signature of Optionee	Name:
Title:

Street Address

City, State, Zip Code

This Option is subject to the terms and conditions of the Plan and the terms attached.

EVOLENT HEALTH HOLDINGS, INC.

NON-QUALIFIED STOCK OPTION — INCORPORATED TERMS AND CONDITIONS

1. Grant Under Plan. This Option is granted pursuant to and is governed by the Company’s 2011 Equity Incentive Plan (as may be amended from time to time in accordance with its terms, the “Plan”) and, unless the context otherwise requires, terms used herein shall have the same meaning as in the Plan. This Option is subject to all of the provisions of the Plan. A copy of the Plan is available upon request from the Company. This option is intended to qualify as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986. The Optionee hereby acknowledges that the Option Exercise Price is not less than, but may exceed, the fair market value of an Option Share on the Grant Date.

2. Vesting of Option if Employment Continues.

(a) General. Subject to the further terms of this Option, the Optionee may exercise this Option with respect to the number of Option Shares vested after the date of this Option, if any, set forth on the cover page hereof. If the Optionee has served the Company in the capacity of Service Provider (such service is described herein as maintaining or being involved in a “Business Relationship with the Company”) through the vesting date(s) set forth on the cover page hereof, the Optionee may exercise this Option for the total number of Option Shares for which the Optionee is vested as of such dates. Notwithstanding the foregoing, the Board may, in its discretion, accelerate the date that any portion of this Option becomes exercisable. The foregoing rights are cumulative and (subject to Sections 3 or 4 hereof if the Optionee ceases to be involved in an Business Relationship with the Company) may be exercised for the then-vested component of this Option only before the date which is the earlier of the expiration date of this Option or the expiration of the time periods set forth below with respect to a termination of the Business Relationship with the Company.

(b) Acceleration Upon Sale of the Company. Notwithstanding the foregoing but subject to the last sentence of this Section 2(b), if a Sale of the Company occurs at any time following the Grant Date while the Optionee has maintained a Business Relationship with the Company, this Option shall immediately vest in full and become exercisable immediately prior to the consummation of such Sale of the Company. Notwithstanding the preceding sentence, in the event that a Sale of the Company occurs in which a Significant Securityholder acquires ownership of a majority of the outstanding shares of the Company, then the number of Option Shares that would have vested as of the first Vesting Date following the consummation of such Sale of the Company shall vest and become fully exercisable.

3. Termination of Business Relationship with the Company. If the Optionee’s Business Relationship with the Company ceases for any reason, other than by reason of (a) death or Disability as defined in Section 4, or (b) termination of the Optionee’s Business Relationship with the Company for Cause (hereinafter defined), this Option must be exercised, with respect to the vested, but unexercised Option Shares (if any), by the Optionee within six (6) months of termination, but not later than the scheduled expiration date. For purposes hereof, the Optionee’s Business Relationship with the Company shall not be considered as having terminated during any leave of absence if such leave of absence has been approved in writing by the Company and if such written approval contractually obligates the Company to continue the Optionee’s Business Relationship with the Company after the approved period of absence. In the event of such an approved leave of absence, vesting of this Option shall be suspended (and the period of the leave of absence shall be added to all vesting dates) unless otherwise provided in the Company’s written approval of the leave of absence. This Option shall not be affected by any change the Optionee’s employment or service relationship within or among the Company and its subsidiaries so long as the Optionee remains in a Business Relationship with the Company or any subsidiary. If the Optionee’s Business Relationship with the Company is terminated for Cause, this Option and all rights of the Optionee hereunder shall immediately terminate.

4. Death or Disability. If the Optionee dies while in a Business Relationship with the Company, all vested Option Shares may be exercised, to the extent otherwise exercisable on the date of his or her death, by the Optionee’s estate, personal representative or beneficiary, only at any time within one year after the date of death, but not later than the scheduled expiration date. If the Optionee ceases to be in a Business Relationship with the Company by reason of Disability, all vested Option Shares may be exercised, to the extent otherwise exercisable on the date of such termination of employment due to Disability, only at any time within one year after such cessation of employment, but not later than the scheduled expiration date.

5. Partial Exercise. This Option may be exercised in part at any time and from time to time within the above limits, except that this Option may not be exercised for a fraction of a share. The vested portion of this Option is not transferable or assignable except by will or by the laws of descent and distribution or to a trust or other estate planning vehicle controlled by the Optionee, subject to applicable tax and securities laws, and the Committee’s prior consent. During the Optionee’s lifetime only the Optionee or such trust or estate planning entity can exercise this Option. The unvested portion of this Option is not transferable. The Optionee shall have no rights as a stockholder with respect to Option Shares subject to this Option until a stock certificate therefor has been issued to the Optionee and the exercise price is fully paid for by the Optionee.

6. Payment of Exercise Price.

(a) Payment Alternatives. The Option Exercise Price shall be paid by one or any combination of the following forms of payment:

(i) by check payable to the order of the Company; or

(ii) if the securities into which the Option Shares convert are publicly traded and subject to compliance with applicable securities laws, delivery of an irrevocable and unconditional undertaking, satisfactory in form and substance to the Company, by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price, or delivery by the Optionee to the Company of a copy of irrevocable and unconditional instructions, satisfactory in form and substance to the Company, to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price; or

(iii) subject to Section 6(b) below, if the securities into which the Option Shares convert are then traded on a national securities exchange, by delivery of shares of securities into which the Option Shares convert having a fair market value equal as of the date of exercise to the Option Exercise Price; or

(iv) through the tender to the Company of shares of Stock, in accordance with Section 11.2 of the Plan.

In the case of clause (iii) above, fair market value as of the date of exercise shall be determined as of the last business day for which such prices or quotes are available prior to the date of exercise and shall mean the last reported sale price (on that date) of the securities into which Option Shares convert on the principal national securities exchange on which such securities is traded, if such securities is then traded on a national securities exchange.

(b) Limitations on Payment by Delivery of Securities into which the Option Shares Convert. If the Optionee pays for Option Shares under Section 6(a)(iii) above with securities that are subject to restrictions or limitations imposed by an agreement between the Optionee and the Company, those restrictions will be added to the equivalent number of Option Shares being purchased, in addition to any restrictions or limitations imposed on the Option Shares by this Option.

7. Method of Exercising Option. This Option may be exercised by written notice to the Company at its principal executive office, or to such transfer agent as the Company may designate. The notice shall state the election to exercise this Option and the number of Option Shares for which it is being exercised and shall be signed by the person or persons so exercising this Option. Such notice shall be accompanied by payment of the full Option Exercise Price of such Option Shares. Prior to the issuance of any Option Shares or certificates representing such shares, the Optionee will make provisions satisfactory to the Company for the withholding of tax, as described under Section 9. The Company shall deliver a certificate representing such shares as soon as practicable after the notice has be received, adjusted for any withholding. Such certificate shall be registered in the name of the person so exercising this Option (or, if this Option shall be exercised by the Optionee and if the Optionee shall so request in the notice exercising this Option, shall be registered in the name of the Optionee and another person jointly, with right of survivorship). In the event this Option shall be exercised, pursuant to Section 4 hereof, by any person or persons other than the Optionee, such notice shall be accompanied by appropriate proof of the right of such person or persons to exercise this Option.

8. Company’s Right of Repurchase.

(a) Rights of Repurchase. If any of the events specified in Section 8(b) below occur, then within one year following the date that the Company receives actual knowledge of such event (the “Repurchase Period”), the Company shall have the right, but not the obligation, to repurchase all or a portion of the Option Shares acquired upon exercise of this Option from the Optionee, or his or her legal representatives, as the case may be (the “Repurchase Option”). The Repurchase Option shall be exercised by the Company by giving the Optionee, or his or her legal representative, written notice of its intention to exercise the Repurchase Option (the “Repurchase Notice”) on or before the last day of the Repurchase Period.

(i) Subject to the immediately following sentence, the Company shall consummate the repurchase of the Option Shares pursuant to the Repurchase Option by tendering to the Optionee, or his or her legal representative, an amount per Option Share equal to the Fair Market Value of each repurchased Option Share, as of the date the Repurchase Notice was received by Optionee, as reasonably determined by the Company’s Board of Directors; provided, however, that such Fair Market Value determination shall be (A) calculated in the same manner as the Fair Market Value of the Series B Preferred Stock would be calculated as of such date, and shall not be discounted, including without limitation, for lack of marketability, minority interest or liquidation preferences, and (B) subject to the further provisions of clause (iii) hereof.

(ii) If the Optionee’s Business Relationship with the Company is terminated for Cause, then the Company may exercise its Repurchase Option by tendering an amount per Option Share equal to the lesser of the Option Exercise Price or the Fair Market Value of each repurchased Option Share. The Company may, in exercising the Repurchase Option, designate one or more nominees to purchase the Option Shares either within or without the Company.

(iii) The Optionee, or his or her legal representative, shall deliver to the Company the stock certificate representing the Option Shares, duly endorsed and free and clear of any and all liens, charges and encumbrances, other than the restrictions on transfer set forth herein.

(b) Company’s Right to Exercise Repurchase Option. The Company shall have the Repurchase Option in the event that any of the following events shall occur:

(i) The receivership, bankruptcy or other creditor’s proceeding regarding the Optionee or the taking of any of Optionee’s Option Shares by legal process, such as a levy of execution; or

(ii) The termination of the Optionee’s Business Relationship with the Company (or an Affiliate thereof); or

(iii) The final or non-appealable determination by an arbitrator or court of competent jurisdiction of Optionee’s violation of any noncompetition, nonsolicitation, nondisclosure or assignment of inventions agreement between the Company and the Optionee.

(c) Failure to Deliver Option Shares. If the Optionee fails or refuses to deliver on a timely basis duly endorsed certificates representing Option Shares to be repurchased by the Company or its assignee pursuant to this Section, the Company shall have the right to deposit the purchase price for such Option Shares in a special account with any bank or trust company, giving notice of such deposit to the Optionee, whereupon such Option Shares shall be deemed to have been purchased by the Company and the certificate representing such Option Shares shall, from and after the date thereof, be null and void.

(d) Definition of Cause. “Cause” as used in this Option means:

(i) if the Optionee is engaged under a written employment or services agreement with the Company which agreement includes a definition of “cause,” “Cause” shall be as defined in that agreement, or

(ii) if the Optionee is not engaged under a written employment or services agreement with the Company, any of the following:

(1) the failure of the Optionee to perform any of his or her material duties to the Company, including, without limitation, a breach of the Company’s code of ethics, conflict of interest or employment policies;

(2) the misappropriation of a material business opportunity of the Company, including securing or attempting to secure any personal profit in connection with any transaction entered into on behalf of the Company;

(3) the misappropriation (or attempted misappropriation) of any Company funds or property;

(4) the conviction of, indictment for (or its procedural equivalent), or entering of a guilty plea or plea of no contest with respect to (or its procedural equivalent), a felony or any other crime involving dishonesty or theft of property;

(5) the commission of one or more acts of sexual harassment in violation of applicable federal, state or local laws, as determined by the Board;

(6) use of illegal drugs, abuse of controlled substances, or abuse or excessive use of alcohol which (in the case of alcohol use) interferes with or affects the Optionee’s responsibilities to the Company or which reflects negatively upon the integrity or reputation of the Company; and/or

(7) a breach of the terms of any employment agreement, confidentiality agreement, non-competition agreement or non-solicitation agreement or any other material agreement between the Optionee and the Company, after giving effect to the notification provisions, if any, and the mechanisms to remedy or cure such breach as described in any such agreement.

The Company shall determine whether conduct constituting “Cause” has occurred for purposes of this Option. For purposes of this definition, the term “Company” includes any Subsidiary or Affiliate of the Company and “Cause” is not limited to events that have occurred before a Optionee’s termination of his or her Business Relationship with the Company, nor is it necessary that the Company’s finding of “Cause” occur prior to termination of such Business Relationship with the Company.

(e) Expiration of Company’s Right of Repurchase. The repurchase right of the Company set forth in this Section shall expire upon the consummation of a Qualified Public Offering (as such term is defined in the Company’s Third Amended and Restated Certificate of Incorporation).

9. Withholding. If the Company in its discretion determines that it is obligated to withhold any tax in connection with the exercise of this Option, for any reason, or in connection with the transfer of, or the lapse of restrictions on, any Common Stock or other property acquired pursuant to this Option, the Optionee hereby agrees that the Company may withhold from the Optionee’s wages or other remuneration the appropriate amount of tax. At the discretion of the Company, the amount required to be withheld may be withheld in cash from such wages or other remuneration or in kind from the Common Stock or other property otherwise deliverable to the Optionee on exercise of this Option; provided, however that if shares of Common Stock are so withheld, they shall only be withheld in the amount necessary to satisfy the minimum statutory withholding obligations associated with such exercise or other transfer or event described herein. The Optionee further agrees that, if the Company does not withhold an amount from the Optionee’s wages or other remuneration sufficient to satisfy the withholding obligation of the Company, the Optionee will make reimbursement on demand, in cash, for the amount underwithheld.

10. Securities Legends.

(a) Until such time as the Option Shares have been registered under the Securities Act of 1933, or shall have been transferred in accordance with an opinion of counsel satisfactory to the Company that such registration is not required, stop transfer instructions shall be issued to the Company’s transfer agent, if any, or, if the Company transfers its own securities, a notation shall be made in the appropriate records of the Company with respect to the Option Shares, and any certificate representing the Option Shares shall bear a legend substantially as follows:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT.”

(b) Until such time as the repurchase right of the Company set forth in Section 8 and the transfer restrictions set forth in Section 14 have terminated, any certificate representing the Option Shares shall also bear a legend substantially as follows:

“THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO, AND IN CERTAIN CASES PROHIBITED BY, THE TERMS AND CONDITIONS OF A CERTAIN NON-QUALIFIED STOCK OPTION AGREEMENT BY AND BETWEEN THE STOCKHOLDER AND THE COMPANY. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY. ANY SUCH SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IN VIOLATION OF SUCH AGREEMENT SHALL BE NULL AND VOID.”

11. Miscellaneous. Neither the Plan nor this Option imposes any obligation on the Company to continue the Optionee in any Business Relationship with the Company. This Option and the Plan constitute the entire agreement between the parties relative to the subject matter hereof, and supersedes all proposals, written or oral, and all other communications between the parties relating to the subject matter of this Option. This Option may be modified, amended or rescinded only by a written agreement executed by both parties. If this Option becomes exercisable for a fraction of a share because of the adjustment provisions contained in the Plan, such fraction shall be rounded down. This Option shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, subject to the limitations on transfer set forth herein. This Option shall be governed by and interpreted in accordance with the laws of Delaware, without giving effect to the principles of the conflict of laws thereof.

12. Lock-Up Agreement. The Optionee agrees that if the Company proposes to offer for sale to the public any shares of Common Stock pursuant to a public offering under the Securities Act of 1933 and if requested by the Company or any underwriter engaged by the Company, not to, directly or indirectly, offer, sell, pledge, contract to sell (including any short sale), grant any option to purchase, or otherwise dispose of any securities of the Company held by him, her or them (except for any securities sold pursuant to such registration statement) or enter into any “Hedging Transaction” (as defined below) relating to any securities of the Company (including, without limitation, pursuant to Rule 144 under the Securities Act of 1933 or any successor or similar exemptive rule hereinafter in effect) held by him, her or them for such period following the effective date of the registration statement of the Company filed under the Securities Act of 1933 with respect to such offering, as the Company or such underwriter shall specify reasonably and in good faith, not to exceed one hundred eighty (180) days. For purposes of this Section 12, “Hedging Transaction” means any short sale (whether or not against the box) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from the Common Stock.

13. Special Tax Consequences. The Optionee acknowledges that an Incentive Stock Option exercised more than three months after the Optionee’s termination of employment, other than by reason of death or disability (as defined herein), will be taxed as a Nonstatutory Stock Option. The Optionee further acknowledges that, to the extent that the aggregate fair market value (determined as of the time the Option is granted) of all shares of Common Stock with respect to which Incentive Stock Options, including the Option, are exercisable for the first time by the Optionee in any calendar year exceeds $100,000, the Option and such other options shall be Nonstatutory Stock Options to the extent necessary to comply with the limitations imposed by Section 422(d) of the Code. The Optionee further acknowledges that the rule set forth in the preceding sentence shall be applied by taking the Option and other Incentive Stock Options into account in the order in which they were granted, as determined under Section 422(d) of the Code and the Treasury Regulations thereunder.

14. Restrictions on Disposition.

(a) Prior to a Qualified Public Offering, the Optionee shall not sell, pledge, hypothecate or transfer (hereinafter, “Transfer”) any Option Shares, except with the prior written approval of each of the Significant Securityholders (hereinafter defined). Notwithstanding the foregoing, the provisions of this Section 14(a) shall not apply: (i) to a repurchase of Option Shares pursuant to Section 8 hereof, (ii) to a Transfer of some or all of the Option Shares to a another stockholder of the Company or to a member of Evolent Health, LLC (the “LLC”) in a transaction approved by each of the Significant Securityholders, or (iii) to a Transfer of Option Shares made for bona fide estate planning purposes, either during his or her lifetime or on death by will or intestacy to one or more of his or her Immediate Family Members (hereinafter defined), or any other relative/person approved by the Company, or any custodian or trustee of any trust, partnership or limited liability company for the benefit of, or the ownership interests of which are owned wholly by, the Optionee or any such Immediate Family Members; provided that in the case of a Transfer pursuant to clauses (ii) or (iii), the Optionee shall deliver prior written notice to the Company of such Transfer, and such Option Shares shall at all times remain subject to the terms and restrictions set forth in this Option. In addition, the Transferee of any such Option Shares shall, as a condition to such issuance, deliver a joinder to this Option as confirmation that such Transferee shall be bound by all the terms and conditions of this Option with respect to the Option Shares so Transferred to the Transferee; and provided, further, in the case of any Transfer pursuant to clause (iii) above, that such Transfer is made pursuant to a transaction in which there is no consideration actually paid for such Transfer.

(b) In addition to the Optionee’s compliance with the transfer restrictions set forth in Section 14(a) hereof, the Optionee shall give prompt notice to the Company of any disposition or other transfer of any Option Shares acquired under this Option if such disposition or transfer is made (a) within two years from the Grant Date with respect to such Option Shares or (b) within one year after the transfer of such Option Shares to the Optionee. Such notice shall specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by the Optionee in such disposition or other transfer.

15. Drag-Along Right

(a) Optionee’s Obligations. In the event that, (i) pursuant to Section 8.2 of the Amended and Restated Master Investors Rights Agreement, dated as of January 6, 2014 (as the same may be amended from time to time, the “MIRA”), the stockholders of the Company are obligated to participate in a Sale of the Company (hereinafter defined), and (ii) the Company delivered written notice to the Optionee of such proposed Sale of the Company (a “Proposed Sale”), then

(i) if such transaction requires stockholder approval, to vote (in person, by proxy or by action by written consent, as applicable) all shares owned by the Optionee or over which the Optionee has voting control, in favor of, and adopt, such Sale of the Company (together with any related amendment to the certificate of incorporation of the Company required in order to implement such Sale of the Company) and to vote in opposition to any and all other proposals that could reasonably be expected to delay or impair the ability of the Company to consummate such Sale of the Company;

(ii) if such transaction is a Stock Sale (hereinafter defined), to sell the same proportion of shares of capital stock of the Company (“Shares”) beneficially held by the

Optionee as is being sold by the Significant Securityholders to the Person to whom the Significant Securityholders propose to sell their Shares, and, except as permitted in Section 15(b) below, on the same terms and conditions as the Significant Securityholders;

(iii) to execute and deliver reasonable and customary instruments of conveyance and transfer, stockholder consents, share certificates duly endorsed for transfer (free and clear of impermissible liens, claims and encumbrances) and any similar or related documents which, in each case, are also executed and delivered by the Significant Securityholders;

(iv) not to deposit, and to cause their Affiliates not to deposit, any Shares owned by the Optionee in a voting trust or subject any Shares to any arrangement or agreement with respect to the voting of such Shares, unless specifically requested to do so by the acquirer in connection with the Sale of the Company;

(v) to refrain from exercising any dissenters’ rights or rights of appraisal under applicable law at any time with respect to such Sale of the Company;

(vi) if the consideration to be paid in exchange for the Shares pursuant to the Sale of the Company includes any securities, the Company may cause to be paid to the Optionee, in lieu thereof, against surrender of the Shares which would have otherwise been sold by the Optionee in such Sale of the Company, an amount in cash equal to the Fair Market Value of the securities which the Optionee would otherwise receive as of the date of the issuance of such securities in exchange for the Shares;

(vii) in the event that a stockholder representative (the “Stockholder Representative”) is appointed by the stockholders of the Company with respect to matters affecting such stockholders under the applicable definitive transaction agreements following consummation of such Sale of the Company, (x) to consent to (i) the appointment of such Stockholder Representative, (ii) the establishment of any applicable escrow, expense or similar fund in connection with any indemnification or similar obligations, and (iii) the payment of the Optionee’s pro rata portion (from the applicable escrow or expense fund) of any and all reasonable fees and expenses to such Stockholder Representative in connection with such Stockholder Representative’s services and duties in connection with such Sale of the Company and its related service as the representative of the stockholders of the Company, and (y) not to assert any claim or commence any suit against the Stockholder Representative or any other stockholder with respect to any action or inaction taken or failed to be taken by the Stockholder Representative in connection with its service as the Stockholder Representative, absent fraud or willful misconduct;

(b) Irrevocable Proxy and Power of Attorney. The Optionee hereby constitutes and appoints as his or her proxies, and hereby grants a power of attorney to the Stockholder Representative, with full power of substitution, with respect to the matters set forth herein, including without limitation, votes regarding any Sale of the Company pursuant to this Section 15, and hereby authorizes each of them to represent and to vote, if the Optionee (i) fails to vote or (ii) attempts to vote (whether by proxy, in person or by written consent), in a manner which is inconsistent with the terms of this Option, all of the Optionee’s Shares in favor of any

Sale of the Company pursuant to and in accordance with the terms and provisions of this Section 15, or to take any action necessary to effect the transactions contemplated by this Section 15. Each of the proxy and power of attorney granted pursuant to the immediately preceding sentence is given in consideration of the benefits to be received by the Optionee hereunder and, as such, each is coupled with an interest and shall be irrevocable unless and until this Option terminates. The Optionee shall not hereafter, unless and until this Option terminates, purport to grant any other proxy or power of attorney with respect to any of his or her Shares, deposit any of his or her Shares into a voting trust or enter into any agreement (other than this Agreement), arrangement or understanding with any person, directly or indirectly, to vote, grant any proxy or give instructions with respect to the voting of any of his or her Shares, in each case, with respect to any of the matters set forth in this Section 15.

16. Section 409A. It is intended that this grant will be exempt from Section 409A of the Code as a “stock right”. However, nothing in this Option shall be construed to result in a guarantee of this tax treatment, and the Optionee will be responsible for all of the Optionee’s Federal, state and local taxes (and any related liabilities) under Section 409A of the Code.

17. Restricted Covenants. In consideration of the grant of the Option under this Option and as a condition to the receipt of the Option pursuant to this Option, the Optionee agrees that:

(a) Confidential Information.

(i) The Optionee acknowledges that the Company and its Affiliates (as defined below) continually develop Confidential Information, that the Optionee may develop Confidential Information (as defined below) for the Company or its Affiliates and that the Optionee may learn of Confidential Information during the course of employment. The Optionee will comply with the policies and procedures of the Company and its Affiliates for protecting Confidential Information and shall not disclose to any Person or use, other than as required by applicable law or for the proper performance of the Optionee’s duties and responsibilities to the Company and its Affiliates, any Confidential Information obtained by the Optionee incident to the Optionee’s employment or other association with the Company or any of its Affiliates. The Optionee understands that this restriction shall continue to apply after the Optionee’s employment terminates, regardless of the reason for such termination. The confidentiality obligation under this Section 17 shall not apply to information which is generally known or readily available to the public at the time of disclosure or becomes generally known through no wrongful act on the part of the Optionee or any other Person having an obligation of confidentiality to the Company or any of its Affiliates or is required to be disclosed in order to enforce this Agreement.

(ii) All documents, records, tapes and other media of every kind and description relating to the business, present or otherwise, of the Company or its Affiliates and any copies, in whole or in part, thereof (the “Documents”), whether or not prepared by the Optionee, shall be the sole and exclusive property of the Company and its Affiliates. The Optionee shall safeguard all Documents and shall surrender to the Company at the time his or her employment terminates, or at such earlier time or times as the Board or its designee may specify, all Documents then in the Optionee’s possession or control.

(b) Non-Competition and Non-Solicitation.

(i) Optionee agrees and acknowledges that the business (the “Business”) of the Company is any business activity engaged in, or actively contemplated by the Company (or any Subsidiary) to be engaged in, by the Company (or any Subsidiary) and with which Optionee is or was involved on or prior to the Termination Date (defined below).

(ii) Optionee agrees that, except as the Company expressly agrees in writing, during Optionee’s employment with the Company and for the 12-month period following the date of Optionee’s Business Relationship with the Company (the date Optionee’s Business Relationship with the Company is terminated for any reason being the “Termination Date”), Optionee shall not within the Territory (defined below), directly or indirectly, as an owner, partner, affiliate, stockholder, joint venturer, director, Optionee, consultant, contractor, principal, trustee or licensor, or in any other similar capacity whatsoever of or for any person or entity (other than for the Company):

(A) engage in, own, manage, operate, sell, finance, control, advise or participate in the ownership, management, operation, sales, finance or control of, be employed or employed by, or be connected in any manner with, any business that competes with (1) the Business or (2) if Optionee has provided services directly to any health maintenance organization, health insurance company or similar health insurance plan, owned or operated by a customer of the Company, during the twelve-month period preceding the termination of Optionee’s Business Relationship with the Company, such customer (each, a “Competitor”). Notwithstanding this Section17(b)(ii)(A), Optionee may accept employment with a Competitor whose business is diversified, provided that (I) such employment is with a portion of Competitor’s business that does not provide products or services that are the same as, are similar to, or compete with the Company’s products or services (“Competing Products or Services”) and (II) prior to Optionee’s acceptance of such employment with Competitor, the Company receives separate written assurances satisfactory to the Company from such Competitor and from Optionee that Optionee will not provide any Competing Products or Services;

(B) approach, solicit, divert, interfere with, or take away, the business or patronage of any of the actual or prospective members, customers, or clients of the Company, for a purpose that is competitive with the Business; or

(C) contact, recruit, solicit, hire, retain, or employ (whether as an Optionee, consultant, agent, independent contractor, or otherwise) any person who is, or who at any time during the 6-month period prior to Optionee’s Termination Date had been, employed or engaged by the Company, or induce or take any action which is intended to induce any such person to terminate his or her employment or relationship, or otherwise cease his or her relationship, with the Company, or interfere in any manner with the contractual or employment relationship between the Company and any Optionee of or any other person engaged by the Company.

(D) “Territory” shall mean the United States of America and any other country with respect to which Optionee has been involved on behalf of the Company.

(iii) Notwithstanding anything to the contrary in Section 17(b)(ii), Optionee is permitted to own, individually, as a passive investor (with no director designation rights, voting rights or veto rights or other special governance or voting rights), up to a one percent (1%) interest in any publicly traded entity that is a Competitor.

(iv) Optionee shall disclose in writing all of Optionee’s relationships as a director, Optionee, consultant, contractor, principal, trustee, licensor, agent, or otherwise, with a Competitor or other business entity, to the Company for the 12-month period after the Termination Date. Optionee shall not disparage the Company or any of its officers, directors, or Optionees, provided, however, that this Section 17(b)(iv) shall not prohibit or constrain truthful testimony by Optionee compelled by any valid legal process or valid legal dispute resolution process. Notwithstanding anything herein to the contrary, nothing in this Section 9(d) shall prevent either party hereto from enforcing such party’s rights or remedies hereunder or that such party may otherwise be entitled to enforce or assert under any other agreement or applicable law, or shall limit such rights or remedies in any way.

(v) During the 12-month period following the Termination Date, Optionee shall notify in writing any prospective new employer or entity otherwise seeking to engage Optionee that this Agreement exists prior to accepting employment or such other engagement.

(c) The terms of this Section 17 are reasonable and necessary in light of the Optionee’s position with the Company and responsibility and knowledge of the operations of the Company and its Subsidiaries and are not more restrictive than necessary to protect the legitimate interests of the parties hereto. In addition, any breach of the covenants contained in this Section 17 would cause irreparable harm to the Company, its Subsidiaries and Affiliates and there would be no adequate remedy at law or in damages to compensate the Company, its Subsidiaries and Affiliates for any such breach.

(d) For purposes of this Section 17, the term “the Company” shall mean each of the Company and the LLC.

18. Definitions. For purposes of this Option, the following terms have the following meanings:

(a) “Confidential Information” means any and all information of the Company and its Affiliates that is not generally known by those with whom the Company or any of its Affiliates competes or does business, or with whom the Company or any of its Affiliates plans to compete or do business and any and all information, publicly known in whole or in part or not, which, if disclosed by the Company or any of its Affiliates would assist in competition against them. Confidential Information includes without limitation such information relating to (i) the development, research, testing, manufacturing, marketing and financial activities of the

Company and its Affiliates, (ii) the products and services of the Company and its Affiliates, (iii) the costs, sources of supply, financial performance and strategic plans of the Company and its Affiliates, (iv) the identity and special needs of the customers of the Company and its Affiliates and (v) the people and organizations with whom the Company and its Affiliates have business relationships and the nature and substance of those relationships. Confidential Information also includes any information that the Company or any of its Affiliates has received, or may receive hereafter, belonging to customers or others with any understanding, express or implied, that the information would not be disclosed.

(b) “Immediate Family Member” means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, of a natural person.

(c) “Person” means an individual, a corporation, a limited liability company, an association, a partnership, an estate, a trust and any other entity or organization, other than the Company or any of its Affiliates.

(d) “Sale of the Company” means either: (a) a transaction or series of related transactions in which a Person, or a group of related Persons, acquires from two (2) or more of the Significant Securityholders all of the Shares and/or all of the equity interests in the LLC held by such Significant Securityholders or otherwise (including, without limitation, by any stock acquisition, reorganization, merger or consolidation) acquires ownership of a majority of the outstanding Shares or a majority of the voting power of the LLC (a “Stock Sale”); or (b) the sale, lease, transfer, exclusive license or other disposition of all or substantially all of the assets of the Company and its subsidiaries (including the LLC) taken as a whole by means of any transaction or series of related transactions (an “Asset Sale”).

(e) “Significant Securityholder” means each of UPMC, The Advisory Board Company and TPG Growth II, L.P., so long as such Person is deemed a Significant Securityholder pursuant to the MIRA.